Exhibit 3.1a

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Entity Number 2797279

Articles/Certificate of Merger

(15 Pa.C.S.)

X Domestic Business Corporation (§ 1926)

Domestic Nonprofit Corporation (§ 5926)

Limited Partnership (§ 8547)

Name

Pepper Hamilton LLP

Address

200 One Keystone Plaza

North Front and Market Streets

P.O. Box 1181

Harrisburg, PA 17108-1181

City

State

Zip Code

Document will be returned to the name and address you enter to the left.

Fee: $108 plus $28 additional for each Party in addition to two

Filed in the Department of State on OCT 30 2003

Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to articles of merger or consolidation), the undersigned, desiring to effect a merger, hereby state that:

1. The name of the corporation/limited partnership surviving the merger is:

Keystone Automotive Operations, Inc.

2. Check and complete one of the following:

X The surviving corporation/limited partnership is a domestic business/nonprofit corporation/limited-partnership and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street City State Zip County

44 Tunkhannock Avenue Exeter PA 18643 Luzerne

(b) Name of Commercial Registered Office Provider County

The surviving corporation/limited partnership is a qualified foreign business/nonprofit corporation/limited partnership incorporated/formed under the laws of and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street City State Zip County

(b) Name of Commercial Registered Office Provider County

The surviving corporation/limited partnership is a nonqualified foreign business/nonprofit corporation/limited partnership incorporated/formed under the laws of and the address of its principal office under the laws of such domiciliary jurisdiction is:

Number and Street City State Zip County

3.

The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business~~/nonprofit~~ corporation~~/limited-partnership and qualified foreign business/nonprofit corporation/limited partnership~~ which is a party to the merger are as follows:

Name Registered Office Address Commercial Registered Office Provider County
Keystone Merger Sub, Inc. c/o Corporation Service Company Dauphin

4. Check, and if appropriate complete, one of the following:
X	The plan of merger shall be effective upon filing these Articles~~/Certificate~~ of Merger in the Department of State.

The plan of merger shall be effective on: at .
Date Hour

5. The manner in which the plan of merger was adopted by each domestic corporation~~/limited partnership~~ is as follows:
Name	Manner of Adoption
Keystone Automotive Operations, Inc.	By approval of both the Shareholders and the Board of Directors pursuant to Section 1924(a) of the PA Business Corporation Law.

Keystone Merger Sub, Inc.	By approval of both the Sole Shareholder and the Board of Directors pursuant to Section 1924(a) of the PA Business Corporation Law.

6.	~~Strike out this paragraph if no foreign corporation/limited partnership is a party to the merger~~. ~~The plan was authorized, adopted or approved, as the case may be, by the foreign business/nonprofit corporation/limited partnership (or each of the foreign business/nonprofit corporations/limited partnerships) party to the plan in accordance with the laws of the jurisdiction in which it is incorporated/organized.~~

7. Check, and if appropriate complete, one of the following:

The plan of merger is set forth in full in Exhibit A attached hereto and made a part hereof.

X	Pursuant to 15 Pa.C.S. § 1901/§ 8547(b) (relating to omission of certain provisions from filed plans) the provisions, if any, of the plan of merger that amend or constitute the operative provisions of the Articles of Incorporation~~/Certificate of Limited Partnership~~ of the surviving corporation~~/limited partnership~~ as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part hereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation/limited partnership, the address of which is.
44 Tunkhannock Avenue Exeter PA 18643 Luzerne
Number and street City State Zip County

IN TESTIMONY WHEREOF, the undersigned corporation ~~limited partnership~~ has caused these Articles~~/Certificate~~ of Merger to be signed by a duly authorized officer thereof this

30th	day of	October ,

2003.

Keystone Automotive Operations, Inc.
Name of Corporation~~/Limited Partnership~~

Signature

CEO
Title

Keystone Merger Sub, Inc.
Name of Corporation~~/Limited Partnership~~

Signature

President
Title

Exhibit A

Attached hereto are the Articles of Incorporation of Keystone Merger Sub, Inc., which, except for the name of the surviving corporation (which shall remain Keystone Automotive Operations, Inc.), shall be the Articles of Incorporation of Keystone Automotive Operations, Inc. immediately after the effective time of the merger as set forth in the Agreement and Plan of Merger.